Eagle Ford Oil and Gas Corp. 8-K

Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Sandstone Energy, L.L.C.

Contents

Page
Financial Statements:
Unaudited Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010	2
Unaudited Consolidated Statements of Operations for the three months ended March 31, 2011 and 2010, and for the period from May 15, 2006 (Inception) to March 31, 2011	3
Unaudited Consolidated Statements of Changes in Members’ Equity (Deficit) for the period from May 15, 2006 (Inception) to March 31, 2011	4
Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2011 and 2010, and for the period from May 15, 2006 (Inception) to March 31, 2011	5
Notes to Unaudited Consolidated Financial Statements	6

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2011	December 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$204,330	$414
Accounts receivable - production	107,065	305,927
Total current assets	311,395	306,341

PROPERTY AND EQUIPMENT
Oil and gas properties, using full cost accounting
Costs not subject to amortization	2,533,537	2,708,022
Total property and equipment, net	2,533,537	2,708,022

TOTAL ASSETS	$2,844,932	$3,014,363

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable – trade	$1,520	$147,736
Accrued expenses	119,585	94,870
Third party advances	115,000	115,000
Notes payable	124,000	142,000
Notes payable to related parties	767,500	637,500
Total current liabilities	1,127,605	1,137,106

LONG-TERM LIABILITIES:
Asset retirement obligations	20,511	20,072
TOTAL LIABILITIES	1,148,116	1,157,178

MEMBERS' EQUITY:
Sandstone Energy LLC, members’ equity	255,672	428,475
Noncontrolling interest	1,441,144	1,428,710
Total members’ equity	1,696,816	1,857,185

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,844,932	$3,014,363

See summary of significant accounting policies and notes to unaudited consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Period from May 15, 2006 (Inception) to
	2011	2010	March 31, 2011

REVENUE	$141,680	$-	$475,793

OPERATING EXPENSES
Lease operating expenses	38,805	-	88,854
General and administrative expenses	193,862	118,565	1,108,041
Accretion of asset retirement obligation	439	-	1,611
Total operating expenses	233,106	118,565	1,198,506

Operating loss	(91,426)	(118,565)	(722,713)

OTHER INCOME (EXPENSE)
Interest expense	(18,398)	(7,168)	(113,269)
Total other expenses	(18,398)	(7,168)	(113,269)

Net loss	(109,824)	(125,733)	(835,982)
Noncontrolling interest in net loss	37,706	(5,650)	174,745
Net loss applicable to Sandstone Energy, L.L.C.	$(147,530)	$(120,083)	$(1,010,727)

See summary of significant accounting policies and notes to unaudited consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
(Unaudited)

	Total Sandstone Energy, LLC Members ‘Equity (Deficit)	Noncontrolling Interest	Total Members’ Equity (Deficit)

Balance at May 15, 2006 (Inception)	$-	$-	$-
Net loss	(70,750)	-	(70,750)
Balance at December 31, 2006	(70,750)	-	(70,750)
Net loss	(79,375)	-	(79,375)
Balance at December 31, 2007	(150,125)	-	(150,125)
Net loss	(195,509)	-	(345,634)
Balance at December 31, 2008	$(345,634)	$-	$(345,634)
Contributions	210,000	210,000	420,000
Net loss	(53,758)	(577)	(54,335)
Balance at December 31, 2009	(189,392)	209,423	20,031
Contributions	1,081,672	1,081,671	2,163,343
Net loss	(463,805)	137,616	(326,189)
Balance at December 31, 2010	428,475	1,428,710	1,857,185
Distributions	(25,273)	(25,272)	(50,545)
Net loss	(147,530)	37,706	(109,824)
Balance at March 31, 2011	$255,672	$1,441,144	$1,696,816

See summary of significant accounting policies and notes to unaudited consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			Period from
	Three Months Ended March 31		May 15, 2006 (Inception) to
	2011	2010	(March 31, 2011

Operating activities
Net loss	$(109,824)	$(125,733)	$(835,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and accretion	439	-	1,611
Changes in operating assets and liabilities:
Accounts receivable	198,862	(23,006)	(107,065)
Accounts payable and accrued expenses	(121,501)	14,132	121,105
Net cash used in operating activities	(32,024)	(134,607)	(820,331)

Cash flows from investing activities:
Additions to oil and gas properties	-	(244,563)	(2,689,122)
Disposition of oil and gas properties	174,485	-	174,485
Net cash provided by (used in) investing activities	174,485	(244,563)	(2,514,637)

Cash flows from financing activities:
Distributions to members	(50,545)	-	(50,545)
Contributions from members	-	-	2,583,343
Borrowings under notes payable – related party	130,000	363,564	767,500
Borrowings under notes payable	-	-	250,000
Payments on notes payable	(18,000)	(18,000)	(126,000)
Proceeds from third party advances	-	-	140,000
Payments on third party advances	-	-	(25,000)
Net cash provided by financing activities	61,455	345,564	3,539,298

Net change in cash and cash equivalents	203,916	(33,606)	204,330
Cash and cash equivalents, at beginning of period	414	34,386	-
Cash and cash equivalents, at end of period	$204,330	$780	$204,330

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Supplemental non-cash information:
Increase in asset retirement obligation	$-	$-	$18,900

See summary of significant accounting policies and notes to unaudited consolidated financial statements.

SANDSTONE ENERGY, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(An Exploration Stage Company)

1.           ORGANIZATION

Sandstone Energy, L.L.C. (“Sandstone Energy” or “the Company”) is an oil and gas exploration and production company headquartered in the metropolitan area of Houston. The Company specializes in acquiring, exploring and developing oil and gas properties along the Gulf Coast of Texas and Louisiana. Sandstone Energy’s sole significant oil and gas asset (the “Lee County Prospect”) includes a 38.75% working interest in 2,315.6 gross acres in Lee County, Texas. The Company currently has two wells producing oil, the Vick #2 and the Alexander #1 on this property. Although the wells generated initial production, production to date has not been consistently sustained to establish proved reserves.  These wells are operated by a third party.

2.             BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements of Sandstone Energy have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Eagle Ford’s Form 8-K filed on June 24, 2011 with the SEC with respect to the Acquisition described in Note 7.  The consolidated financial statements include all accounts of Sandstone Energy and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Nature and Classification of the Noncontrolling Interest in the Consolidated Financial Statements

Sandstone Energy holds the controlling interest of an affiliated group.  Sandstone Energy has a fifty percent (50%) ownership interest in each of the following consolidated subsidiaries as of March 31, 2011 and December 31, 2010.  Sandstone Energy Partners I, LLC; Sandstone Energy Partners II, LLC; and Sandstone Energy Partners III, LLC

A noncontrolling interest is the portion of the equity in a subsidiary not attributable, directly or indirectly, to a parent. A noncontrolling interest is the ownership interest held by owners other than the consolidating parent. The noncontrolling interest is reported in the consolidated balance sheets separately from members’ equity. The noncontrolling interest in the current year’s income (loss) is segregated from the net income (loss) attributable to the controlling members. Noncontrolling equity interests in the consolidating subsidiaries’ is increased by equity contributions and the proportionate share of the subsidiaries earnings and is reduced by dividends, distributions and the proportionate share of the subsidiaries’ incurred losses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sandstone Energy's consolidated financial statements are based on a number of significant estimates, including the recoverability of unevaluated oil and gas properties, oil and gas reserve quantities which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, timing and costs associated with its asset retirement obligations.

Exploration Stage Company

The Company is in the exploration stage in accordance with SEC guidance and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC) Topic 915 – Development Stage Entities.  Its activities to date have been limited to capital formation, organization, and development of its business.

Cash and Cash Equivalents

Sandstone Energy considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents

Oil and Gas Properties, Full Cost Method

Sandstone Energy uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized. Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. Sandstone Energy assesses the realizability of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Sandstone Energy to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of proved oil and gas properties, including any future development costs, are amortized using the units of production method over total estimated proved reserves

In applying the full cost method, Sandstone Energy performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the “estimated present value,” of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense. At March 31, 2011 and December 31, 2010 the Company has no proved reserves; thus an impairment test was not performed.  The Company assessed the realizability of its unproved properties and determined that no impairment of unproved properties was necessary as of March 31 2011.

Asset Retirement Obligations

The Company follows the provisions of the FASB ASC 410 - Asset Retirement and Environmental Obligations.  The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset and is subject to amortization.  The Company’s asset retirement obligations relate to the abandonment of oil and gas producing facilities.  The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

	For the Three Months Ended March 31
	2011	2010
Asset retirement liability at January 1	$20,072	$6,300
Accretion expense	439	-
Liabilities incurred from drilling	-	-
Liabilities settled—assets sold	-	-
Changes in estimates	-	-

Asset retirement liability at March 31,	$20,511	$6,300

Revenue and Cost Recognition

Sandstone Energy uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which Sandstone Energy is entitled based on its interest in the properties. Costs associated with production are expensed in the period incurred.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes provisions for losses on accounts receivables if it is determined, that collection of all or a part of an outstanding balance is not probable. Collectability is reviewed regularly, and an allowance is established or adjusted, as necessary, using the specific identification method. As of March 31, 2011 and December 31, 2010, no allowance for doubtful accounts was deemed necessary.

Income Taxes

The Company is organized as a limited liability company and treated as a pass through entity for tax purposes and as such, is not an income tax paying entity. Accordingly, no provision has been made for income taxes.

Recent Accounting Pronouncements

Sandstone Energy does not expect that the adoption of any recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flow

3.           LIQUIDITY AND GOING CONCERN

Since inception, the Company’s recurring operating costs have exceeded operating revenues.  The Company is in the exploration stage and has not established a recurring source of revenues and requires a significant amount of additional capital to advance the development of its oil and gas properties.  All production to date has been incidental to exploration activities.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Management is working to improve its liquidity and its results from operations by raising additional capital and investing in the drilling of additional wells to improve future earnings and cash flow. The Company is also actively attempting to raise funds through debt and equity transactions. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.           OIL AND GAS PROPERTIES

All of Sandstone Energy’s properties are unevaluated and are not subject to amortization.

	Balance as of			Balance as of
Well Description	December 31, 2010	Additions	Dispositions	March 31, 2011

Vick 1, Lee County, TX	744,451	-	(41,427)	703,024
Vick 2, Lee County, TX	1,129,644	-	-	1,129,644
Alexander 1, Lee Co., TX	833,927	-	(133,058)	700,869
	2,708,022	-	(174,485)	2,533,537

The Vick No: 1 well is currently a drilled and unevaluated well and was drilled laterally several hundred feet where it intercepted a fault or fault zone and encountered a saltwater flow of approximately 250 barrels per day.  The Vick No: 1 is currently being evaluated for re-entry to drill and test deeper zones.  The Company has a 19.375% net working interest as of March 31, 2011.

The Vick No: A2 well is currently a drilled and unevaluated well and was drilled as a vertical well and then extended as a horizontal well.  Although the well generated initial production, production to date has not been consistently sustained to establish proved reserves.  Options to initiate production are being considered including drilling a new well with a perforated liner.  The Company has a 19.375% net working interest as March 31, 2011.

The Alexander No: 1 well is currently a drilled and unevaluated well.  Although the well generated initial production, production to date has not been consistently sustained to establish proved reserves.  The Company has a 19.375% net working interest as of March 31, 2011.

During the three months ended March 31, 2011, the Company received a reimbursement of unused prepaid exploration costs from the third party operator of $174,485.

5.           NOTES PAYABLE

	March 31, 2011	December 31, 2010
Promissory note to TDLOG – related party - interest at 8% due December 31, 2011; (1)	$767,500	$637,500

Promissory note to Pierre Vorster - interest at 12.5% due November 18, 2011; (2)	124,000	142,000

Total notes payable	$891,500	$779,500

Less current portion of debt	891,500	779,500

Total notes payable – long term	$-	$-

(1)
On November 10, 2009, the Company entered into a promissory note agreement with TDLOG, L.L.C. in the amount of $800,000, bearing interest at 8%.  Principal and interest is due in full by December 31, 2011.  The Company received proceeds of $10,000 and $627,500 in 2009 and 2010, respectively.  The Company has received additional proceeds of $130,000 through March 31, 2011.

(2)
On November 18, 2008, the Company entered in a promissory note agreement with Pierre Vorster, an individual, in the amount of $250,000, bearing interest at 12.5%.  Payment terms were for $30,000 on the one year anniversary of the note with $6,000 monthly payments thereafter until maturity in November 2011. Contemporaneously with the funding of the promissory note, Pierre Vorster received a one percent (1%) membership interest in Sandstone Energy L.L.C.   This membership interest was not fair valued and recorded as a discount to the note payable as management concluded that its value was immaterial due to limited activity and development in progress at the time that the note agreement was signed.

6.           THIRD PARTY ADVANCES

During 2006 and 2007, the Company received advances totaling $140,000 from three individuals for the purpose of acquiring oil and gas leases. These advances were non-interest bearing, short term in nature, with no set repayment terms.  The Company paid $20,000, $20,000, and $5,000 on the advances in 2008, 2009, and 2010, respectively. The balance of the third party advances was $115,000 at both December 31, 2010 and March 31, 2011.

7.           COMMITMENTS AND CONTINGENCIES

The Company leases office space under an operating lease expiring in June 2013, with rental payments of $1,767 per month.  Rent expense was $5,301 and $5,301 for the three months ended March 31, 2011 and 2010, respectively.

The Company is involved, from time to time, in various legal proceedings arising out of the conduct of its business. Management does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows.

8.           SUBSEQUENT EVENTS

The Company received additional proceeds of $30,000 under the promissory note agreement with TDLOG, L.L.C. between March 31, 2011 and May 10, 2011.

On June 20, 2011, the Company sold all of its controlling membership interests to Eagle Ford Oil and Gas Corp. (“Eagle Ford”) in exchange for 17,587,113 shares of common stock of Eagle Ford. Following the acquisition, the shares issued to the Company constituted 82% of Eagle Ford’s outstanding common stock, resulting in a change of control in which the Company controls Eagle Ford post-acquisition.

On August 8 and August 11, 2011, Eagle Ford acquired the remaining 50% interests in each of the Sandstone partnerships and therefore owns 100% of the interests in these ventures as of those dates.

On September 30, 2011, two officers of Eagle Ford transferred indirect beneficially owned shares of Eagle Ford common stock in exchange for forgiveness of the outstanding balance of the Third Party Advances.  The balance of these advances at September 30, 2011 was $115,000.

Management of the Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration and concluded that no subsequent events have occurred that will require recognition in the consolidated financial statements or disclosures in the notes to the financial statements, other than the acquisition by Eagle Ford discussed above.